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                              BYLAWS

                                of

                          BidBay.com, Inc.


                            ARTICLE I
                             OFFICES

     Section 1.1.  Principal Office.  The principal office
of BidBay.com, Inc. (the "Corporation") and its principal place of business shall be at 7209 Foothill Blvd., Tujunga, CA 91042.

                            ARTICLE II
                           SHAREHOLDERS

     Section 2.1. Annual Meeting. The annual meeting of the shareholders shall be held on the first Tuesday of the month of March in each year (unless that day is a legal holiday, and then on the next succeeding day that is not a legal holiday), beginning with the year 2001, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders.

     Section 2.2.  Special Meetings.  Special meetings of
the shareholders, for any purpose or purposes, may be called by the President, the Board of Directors, or by any Director, and shall be called by the President at the request of any shareholder.

     Section 2.3. Place of Meeting. The place of meeting for meetings shall be at the Corporation's principal office, unless the Board of Directors designates another place, either within or without the State of Nevada, or the United States of America.

     Section 2.4.  Notice of Meeting.  Written or oral
notice of the meeting, stating the purpose or purposes for which the meeting is called, shall be delivered not less than one nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited in the United
States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Section 2.5. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a

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meeting, a majority of the shares
so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares shall not be counted to make up a quorum for a meeting if voting of them at the meeting has been enjoined or for any reason they cannot be lawfully voted at the meeting.

     Section 2.6.  Proxies.  At all meetings of
shareholders, a shareholder may vote by proxy executed in writing by the shareholder. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.7.  Voting of Shares.  Each outstanding
share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject shall be the act of the shareholders, unless the vote of a greater number or voting by class is required by the provisions of Chapter 78, Nevada Revised Statutes, or by the Articles of Incorporation.

     Section 2.8. Fixing Record Date for Meeting. The stock transfer books of the Corporation shall not be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders but, in lieu thereof, the date on which notice is given in accordance with Section 2.4 above, shall be the record date for those purposes. Such date shall not be more than fifty
(50) nor less than ten (10) days before the date of the meeting. When a determination of shareholders entitled to vote at any meeting of shareholders has been made under this section, such determination shall apply to any adjournment thereof.

     Section 2.9.  Voting List.  The officer or agent
having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     Section 2.10.  Informal Action by Shareholders.  Any
action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of

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the shareholders, may be taken without a meeting
to the extent permitted by NRS 78.320.

     Section 2.11.  Emergency Action by Shareholders.
Notwithstanding anything to the contrary contained in these
Bylaws, to the extent permitted by Chapter 78, Nevada
Revised Statutes, the shareholders shall have the following
powers (the "Emergency Powers"): (1) the power to rescind
any action taken by the Board of Directors, and (2) the
power to remove and replace one or more members of the
Board of Directors.  The Emergency Powers listed herein are
in addition to all other rights and powers held by the
shareholders and shall be exercisable by the shareholders
by: (i) obtaining the oral consent (whether by telephone or
otherwise) to such action from the shareholders holding
that number of shares that would be necessary to sustain
such action by vote in a meeting of the shareholders where
all shareholders are present; (ii) orally notifying
(whether by telephone or otherwise) at least a majority of
the Board of Directors of the action being taken; (iii)
setting forth in writing the action being taken, including
the affirmation of at least one shareholder stating that
the requirement set forth in clause (i) has been satisfied;
and (iv) delivering the writing described in clause (iii)
to each of the members of the Board of Directors.  The
action so taken shall be effective upon completion of the
requirements set forth in clauses (i) and (ii) of the
preceding sentence.  Reducing the action to writing (clause
(iii)) and delivering the writing to the Board (clause
(iv)) shall be accomplished within ten (10) business days
following the oral notification (clause (ii)) of the Board.

                           ARTICLE III
                        BOARD OF DIRECTORS

     Section 3.1.  General Powers.  The business and
affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors shall determine matters of corporate policy and perform such duties as are required of it by law.

     Section 3.2. Number, Tenure and Qualifications. The initial number of Directors of the Corporation shall be three (3). Each Director shall hold office until removed by the shareholders and until his or her successor shall have been elected. Directors need not be residents of the State of Nevada, citizens of the United States, nor shareholders of the Corporation.

     Section 3.3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors shall provide, by resolution, the time and place for the holding of regular meetings, either within or without the State of Nevada, without other notice than such resolution.

     Section 3.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nevada, as the place for the holding of any special meeting of the Board of Directors called by them.

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     Section 3.5.  Notice.  Notice of any special meeting
shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each Director at his business address or by telegram. If mailed, notice shall be deemed to be delivered the first business day after deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by fax, such notice shall be deemed to be delivered when the fax is delivered. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 3.6. Quorum. A majority of the number of Directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting by the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     Section 3.7. Manner of Acting; Minutes. Except as otherwise provided in the Shareholders Agreement, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Minutes of the proceedings of Board of Directors meetings shall be prepared and shall be made available to shareholders.

     Section 3.8.  Vacancies.  Any vacancy occurring in
the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and shall serve until his successor is duly chosen and qualified. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless at such a meeting the shareholders delegate the filling of such vacancy to the Board of Directors.

     Section 3.9.  Presumption of Assent.  A Director of
the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 3.10.  Informal Action by Directors.  Any
action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the Directors, may be taken without a meeting by a consent in writing pursuant to the provisions of NRS

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78.315.

                           ARTICLE IV
                            OFFICERS

     Section 4.1.  General Provisions.  The officers of
the Corporation shall be the President, such number of Vice
Presidents as the Board may from time to time determine, a Secretary, a Treasurer, a Secretary and such other officers as the directors may elect. Except as specifically provided in these Bylaws, the directors shall determine the duties and term of each of the officers of the Corporation and shall be responsible for the designation of the Corporation's President, who shall also be the Corporation's chief executive officer. Officers need not be shareholders of the Corporation and may be paid such compensation as the Board of Directors may determine. Any person may hold any two or more offices and perform the duties thereof. If one person is chosen to hold the offices of Secretary and Treasurer, he or she shall be known as Secretary-Treasurer of the Corporation. All the duties and obligations assigned to, and all the references made to, both the Secretary and the Treasurer in these Bylaws shall apply to the Secretary-Treasurer if one person be elected to both of these offices.

     Section 4.2.  Election, Term of Office, and
Qualification.  The officers of the Corporation named in
Section 4.1 shall be elected by the Board of Directors present and constituting a quorum for an indeterminate term and shall hold office during the pleasure of the Board of Directors. The qualifications of all officers shall be such as the Board of Directors may see fit to impose.

     Section 4.3.  Additional Officers, Agents, etc.  In
addition to the officers mentioned in Section 4.1, the Corporation may have such other officers, committees, agents, and factors as the Board of Directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these Bylaws, or as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, agents or factors. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

     Section 4.4.  Removal.  Any officer of the
Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.

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     Section 4.5.  Resignations.  Any officer may resign
at any time by giving written notice to the Board of Directors, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.6.  Vacancies.  A vacancy in any office
because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.

     Section 4.7.  Action with Respect to Securities of
Other Corporations. Unless otherwise directed by the Board of Directors, the President or any Vice President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                            ARTICLE V
                     DUTIES OF THE OFFICERS

     Section 5.1.  President.  The President shall preside
over all meetings of the Board of Directors at which he is present, and shall be the chief executive officer of the Corporation. He may sign with the Secretary, the Treasurer, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares in the Corporation. He may sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him in the ordinary conduct of the Corporation's normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and he may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same; and, in general, perform all duties as from time to time may be assigned to him by the Board of Directors. In case the President for any reason shall be unable to attend to any of his duties, such duties may be performed by the President of the Corporation.

     Section 5.2.  Vice Presidents.  The Vice Presidents
shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors or the President. At the request of the President or in the case of the absence or disability of the President, the Vice President designated by the Board of Directors shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinate with like authority of the President.

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     Section 5.3.  Treasurer.  If required by the Board of
Directors, the Treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such sureties as the Board of Directors shall determine. He shall:

          (a)  Have charge and custody of, and be
responsible for, all funds, securities, notes, contracts, deeds, documents and all other indicia of title in the Corporation and valuable effects of the Corporation;
receive and give receipts for moneys due and payable to the name of the Corporation in such banks, trust companies or other depositories as shall be selected by or pursuant to the directions of the Board of Directors; cause such funds to be discharged by checks or drafts on the authorized depositories of the Corporation, signed as the Board of Directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys to be disbursed;

          (b) Have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same;

          (c) Keep or cause to be kept at the principal office or such other office or offices of the Corporation as the Board of Directors shall from time to time designate correct records of the business and transactions of the Corporation and exhibit such records to any of the directors of the Corporation upon application at such office;

          (d) Have charge of the audit and statistical departments of the Corporation;

          (e)  Render to the President or the Board of
Directors whenever they shall require him or her so to do an account of the financial condition of the Corporation and of all his or her transactions as Treasurer and as soon as practicable after the close of each fiscal year, make and submit to the Board of Directors a like report for such fiscal year; and

          (f) Exhibit at all reasonable times his or her cash books and other records to any of the directors of the Corporation upon application.

     Section 5.5.  The Secretary.  The Secretary shall:

          (a)  Keep the minutes of all meetings of the
shareholders and of the Board of Directors in one or more books provided for that purpose;

          (b)  See that all notices are duly given in
accordance with the provisions of these Bylaws or as required by law;

          (c) Be custodian of the corporate records and, if one is provided, of the seal of the Corporation, and see that such seal is affixed to all certificates for shares

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prior to the issue thereof and to all other documents to
which the seal is required to be affixed and the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws;

          (d)  Have charge, directly or through such
transfer agent or transfer agents and registrar or registrars as the Board of Directors shall appoint, of the issue, transfer and registration of certificates for shares in the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the Corporation issued and outstanding, the manner in which and time when such stock was paid for, the names and addresses of the holders of record thereof, the number and classes of shares held by each, and the time when each became such holder of record;

          (e)  Exhibit at all reasonable times to any
directors, upon application, the aforesaid records of the issue, transfer and registration of such certificates;

          (f) Sign (or see that the Treasurer or other proper officer of the Corporation thereunto authorized by the Board of Directors shall sign), with the President or any Vice President, certificates for shares in the Corporation;

          (g) See that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

          (h) In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

     In the event the Board of Directors shall elect an Assistant Secretary, he or she shall perform such duties as are conferred upon him or her by the officers of the Corporation, or the Board of Directors, and in the absence or the inability of the Secretary to act, shall perform all the duties of the Secretary and when so acting shall have all the powers of the Secretary.

                           ARTICLE VI
              CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 6.2.  Loans.  No loan shall be contracted on
behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

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     Section 6.3.  Checks, Drafts, etc.  All checks,
drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors or as provided in a Shareholders
Agreement.

     Section 6.4.  Deposits.  All funds of the Corporation
not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

                          ARTICLE VII
          CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 7.1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock record books of the Corporation. All certificates surrendered to the Corporation for transfer, shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 7.3.  Transfer of Shares.  Transfer of shares
of the Corporation shall be made only on the stock record books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                         ARTICLE VIII
                          ACCOUNTING

     Full and accurate books of account shall be kept in accordance with good accounting practices. Such books of account shall be available for inspection by any shareholder at all reasonable times. All corporate purchases shall be made on account and all accounts shall be paid by check. So far as possible, no cash outlays shall be made.

                          ARTICLE IX
                           DIVIDENDS

     The Board of Directors may from time to time declare, and the Corporation may pay, pro rata or non pro rata, dividends on its outstanding shares in the manner directed by

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the Directors upon the terms and conditions provided by
law, its Articles of Incorporation and these bylaws.

                          ARTICLE X
                             SEAL

     The Board of Directors may, when the need shall arise, provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal."

                          ARTICLE XI
                       WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                         ARTICLE XII
                       INDEMNIFICATION

     Every Director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a Director, officer, or employee of the Corporation, or any settlement thereof, whether or not he is a Director, officer, or employee at the time such expenses are incurred, except in such cases wherein the Director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement, the indemnification provided herein shall be required only if and when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all other rights to which such Director, officer, or employee may be entitled.

                         ARTICLE XIII
                          AMENDMENTS

     These bylaws may be altered, amended, or repealed, in whole or in part, and new bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. However, any such action shall be subject to repeal or change by action of the shareholders, but the alteration, amendment, repeal, change or new bylaw (and the repeal of the old bylaw) approved by the Board of Directors until repealed or changed by the shareholders, shall be valid and effective and no Director, officer, shareholder, employee or agent of the Corporation shall incur any liability by reason of

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any action taken or omitted in
reliance on the same. Further provided, that any such action is limited so as not to conflict with any Shareholders Agreement. Notwithstanding the foregoing, the provisions of Section 2.11 hereof may not be altered, amended, or repealed, in whole or in part, nor may any new provisions hereof be adopted that would substantially alter the rights of the shareholders under Section 2.11, without the affirmative vote of the shareholders holding a majority of the shares entitled to vote.

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                CERTIFICATE OF ASSISTANT SECRETARY
                ----------------------------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned does hereby certify that the undersigned is the Secretary of BidBay.com, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of Nevada; that the above and foregoing bylaws of said Corporation were duly and regularly adopted as such by the Board of Directors of said Corporation, and that the above and foregoing bylaws are now in full force and effect.

DATED: March 20, 2000.


                             /s/ George Tannous
                             ----------------------------------
                             George Tannous
                             Secretary


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